                                                                      EXHIBIT 23



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Murphy Oil Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 2-82818, 2-86749, and 2-86760) on Form S-8 and (No. 33-55161) on Form S-3 of
Murphy Oil Corporation of our report dated March 4, 1997, relating to the consolidated balance sheets of Murphy Oil Corporation and Consolidated Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is included in the December 31, 1996, annual report on Form 10-K of Murphy Oil Corporation.
Our report refers to changes in 1995 in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of.



KPMG PEAT MARWICK LLP



Shreveport, Louisiana
March 25, 1997

                                    Ex. 23-1